EXHIBIT 10.1

FIRST AMENDMENT TO THE HORIZON BANCORP

2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective as of January 1, 2005)

WHEREAS, Horizon Bancorp (the “Company”) maintains the Horizon Bancorp 2005 Supplemental Executive Retirement Plan (Effective as of January 1, 2005) (the “Plan”) for the benefit of certain eligible employees of the Company, Horizon Bancorp, N.A. and any other affiliated company that adopts the Plan; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Plan should be amended to comply with the final regulations promulgated under Internal Revenue Code Section 409A; and

WHEREAS, pursuant to the authority contained in Section 8.1 of the Plan, the Company has reserved the right to amend the Plan by action of the Board;

NOW, THEREFORE, pursuant to the powers reserved to the Board under Section 8.1 of the Plan, and delegated to the undersigned individuals, the Plan is hereby amended, effective as of January 1, 2008, by replacing Section 4.7 of the Plan in its entirety with the following:

“Section 4.7 Acceleration of Time of Payment. Except as provided in Section 4.6 or this Section, the time or schedule of payment of a Participant’s Account provided in Sections 4.1 through 4.5 may not be accelerated. The time and schedule of payment of a Participant’s Account may be accelerated in accordance with Treas. Reg. § 1.409A-3(j)(4).”

IN WITNESS WHEREOF, the undersigned officers of the Company have caused this First Amendment to be executed this 25th day of September, 2008, but effective as of January 1, 2008.

HORIZON BANCORP

By:	/s/ Craig M. Dwight
Craig M. Dwight, President and Chief Executive Officer

ATTEST:

By:	/s/ James H. Foglesong
James H. Foglesong, Chief Financial Officer